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                                                                    Exhibit 4(h)
                                                                           Draft
                                                                         3/29/95





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                                 ARISTAR, INC.

                                      and

                             THE BANK OF NEW YORK,
                                   as Trustee



                              ___________________

                          Subordinated Debt Securities
                              ___________________

                                   Indenture
                              ___________________

                          Dated as of __________, 1995
                              ___________________




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                                  INDENTURE, dated as of _________, 1995 (the
                          "Indenture"), between ARISTAR, INC., a corporation duly organized and existing under the laws of the State of Delaware (herein called the "Company"), having its principal office at 8900 Grand Oak Circle, Tampa, Florida 33637-1050, and THE BANK OF NEW YORK, as Trustee (herein called the "Trustee").


                            RECITALS OF THE COMPANY

                 The Company has duly authorized the execution and delivery of this Indenture to provide for the issuance from time to time of its subordinated and unsecured debentures, notes or other obligations for money so borrowed (herein called the "Securities"), to be issued in one or more series as in this Indenture provided.

                 All things necessary to make this Indenture a valid agreement of the Company, in accordance with its terms, have been done.


                   NOW, THEREFORE, THIS INDENTURE WITNESSETH:

                 For and in consideration of the premises and the purchase of the Securities by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Securities or of any series thereof, as follows:


PARAGRAPH A.   INCORPORATION BY REFERENCE

                 Articles I through XV of the Aristar, Inc. Standard Multiple-Series Indenture Provisions dated as of __________, 1995 (herein called the "Standard Provisions"), a copy of which is attached hereto as Annex "A", are hereby incorporated herein by reference with the same force and effect as though fully set out herein.


PARAGRAPH B.   ADDITIONAL PROVISIONS

                 1. Section 111 of the Standard Provisions is hereby amended by inserting ", holders of Senior Debt" after the word "hereunder" on the fourth line thereof.
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                 2.       Section 202 of the Standard Provisions is hereby
         amended by deleting the words "[full name of Trustee]" on the sixth line thereof, and inserting the words "The Bank of New York".

                 3. Section 501, subsection (a), of the Standard Provisions is hereby amended by inserting "(whether or not such payment is prohibited under the provisions of Article XV)" at the end of such subsection.

                 4. Section 501, subsection (b), of the Standard Provisions is hereby amended by inserting "(whether or not such payment is prohibited under the provisions of Article XV)" at the end of such subsection.

                 5. The following provision, which constitutes part of this Indenture, is numbered to conform with the format of the Standard Provisions.

                 SECTION 615. Corporate Trust Office. At the date of this Indenture, the Corporate Trust Office of the Trustee is located at 101 Barclay Street, Floor 21 West, New York, New York 10286.





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                 IN WITNESS WHEREOF, the parties hereto have caused this
Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.

                                                   ARISTAR, INC.


                                                   By_______________________
                                                     Vice President

[SEAL]

Attest:

____________________
   Secretary


                                                   THE BANK OF NEW YORK,
                                                     as Trustee


                                                   By:________________________
                                                      Title:


[SEAL]

Attest:

________________________
Title:





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STATE OF CALIFORNIA  )
                     )  ss.:
COUNTY OF LOS ANGELES)

                 On the ___ day of _______, 1995, before me personally came ________________, to me known, who, being by me duly sworn, did depose and say that he is Vice President of ARISTAR, INC., one of the corporations described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation, and that he signed his name thereto by like authority.


                                                        ___________________
                                                            Notary Public




STATE OF NEW YORK  )
                   ) ss.:
COUNTY OF NEW YORK )

                 On the ___ day of _________, 1995, before me personally came __________________, to me known, who, being by me duly sworn, did depose and say that he is ___________________________ of THE BANK OF NEW YORK, one of the corporations described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation, and that he signed his name thereto by like authority.

                                                         ___________________
                                                             Notary Public